UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 19, 2007

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 5.03 of this Current Report is incorporated by reference in this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2006, the Company sold an aggregate of 42,060 shares of Blue Coat’s Series A Preferred Stock, priced at $1000.00 per share. Entities affiliated with Francisco Partners purchased 25,236 shares of Series A Preferred Stock and entities affiliated with Sequoia Capital purchased 16,824 shares of Series A Preferred Stock. The 42,060 shares of Series A Preferred Stock were converted into 2,400,000 shares of Common Stock of Blue Coat by the foregoing entities at various times commencing on September 4, 2007 and continuing through September 25, 2007. The conversions were exempt from registration under Section 3(a)(9) of the Securities Act of 1933.

On November 19, 2007, after the conversion of all of its outstanding shares of Series A Preferred Stock into shares of Common Stock, the Company filed a Certificate of Elimination of Series A Preferred Stock with the Secretary of State of Delaware to eliminate from its Certificate of Incorporation all matters set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed by the Company with the Secretary of State of Delaware on June 22, 2006. The Certificate of Elimination of Series A Preferred Stock is attached to this report as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Certificate of Elimination of Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 21, 2007	By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Certificate of Elimination of Series A Preferred Stock